SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 10, 2001 (Date of earliest event reported) Commission file number:0-22511


                             RF Micro Devices, Inc.
             (Exact name of registrant as specified in its charter)

             North Carolina                        56-1733461
       (State or other jurisdiction of          (I.R.S. Employer
       incorporation or organization)           Identification No.)

                               7628 Thorndike Road
                      Greensboro, North Carolina 27409-9421
                    (Address of principal executive offices)
                                   (Zip code)


                                 (336) 664-1233
              (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

         On August 10, 2001, RF Micro Devices, Inc. issued a press release announcing that its board of directors had adopted a shareholder rights plan. A copy of this press release is attached as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

                  The following exhibit is filed herewith:

                  Exhibit No.               Description of Exhibit
                  -----------               ----------------------
                        99.1                Press Release dated August 10, 2001

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          RF Micro Devices, Inc.

                                          By: /s/ William A. Priddy, Jr.
                                             --------------------------
                                               William A. Priddy, Jr.
                                               Vice President - Administration
                                               and Chief Financial Officer

Date:    August 10, 2001

                                                                    Exhibit 99.1

RF MICRO DEVICES, INC. ADOPTS SHAREHOLDERS' RIGHTS PLAN

GREENSBORO, N.C.--Aug. 10, 2001--RF Micro Devices, Inc. (Nasdaq: RFMD), a leading provider of proprietary radio frequency integrated circuits (RFICs) for wireless communications applications, today announced that its board of directors has adopted a shareholders' rights plan.

Under the plan, the Company will issue a dividend of one right for each share of common stock of the Company held by shareholders of record as of the close of business on August 30, 2001.

The plan is designed to enable all RFMD(R) shareholders to realize the full value of their investment and to provide for fair and equal treatment for shareholders in the event that an unsolicited attempt is made to acquire the Company. The adoption of the rights plan is intended as a means to guard against abusive takeover tactics and is not in response to any particular proposal.

The rights will be distributed as a non-taxable dividend and will expire in ten years. The rights will be exercisable only if a person or group acquires 15 percent or more of RFMD's common stock or announces a tender offer for 15 percent or more of the stock.

If a person or group acquires 15 percent or more of the Company's common stock, all shareholders except the purchaser will be entitled to acquire RFMD stock at a 50 percent discount. The intended effect is to discourage acquisitions of more than 15 percent of RFMD stock without negotiations with the board.

The rights will trade with RFMD common stock, unless and until they are separated upon the occurrence of certain future events. The rights distribution is not taxable to the shareholders. RFMD's board of directors may redeem the rights prior to the expiration of a specified period following the acquisition of more than 15 percent of RFMD stock. Additional details regarding the rights plan will be outlined in a summary to be mailed to all shareholders following the record date.

RF Micro Devices, Inc., an ISO 9001-certified manufacturer, designs, develops, manufactures and markets proprietary radio frequency integrated circuits (RFICs) primarily for wireless communications products and applications such as cellular and PCS phones, base stations, wireless LANs, and cable television modems. The Company offers a broad array of products - including amplifiers, mixers, modulators/demodulators, and single-chip receivers, transmitters and transceivers - representing a substantial majority of the RFICs required in wireless subscriber equipment. The Company's strategy is to focus on wireless markets by offering a broad range of standard and custom-designed RFICs in order to position itself as a "one-stop" solution for its customers' RFIC needs. In the September 4, 2000 issue of Fortune Magazine, RF Micro Devices was ranked second among Fortune's "100 Fastest Growing Companies." RF Micro Devices, Inc. is traded on the Nasdaq National Market under the symbol RFMD.

RF MICRO DEVICES(R) and RFMD(R) are trademarks of RFMD, LLC. Please visit our web site at www.rfmd.com for more information about RF Micro Devices.

Contact:

     RF Micro Devices
     Dean Priddy, 336/664-1233